Exhibit 16

December 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ORBIMAGE Inc. (successor to Orbital Imaging Corporation) (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10/A as part of the Form 10/A report of ORBIMAGE Inc. dated December 1, 2004. We agree with the statements concerning our Firm in such Form 10/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP